EX 10.71

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of the 25th day of June, 2014 (the “Effective Date”), by and between iHookup Social, Inc. (the “Company”), Beaufort Capital Partners LLC (the “Investor”), and Matthew McMurdo, Esq. (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Investor proposes to provide the legal expenses (the “Expenses”), on behalf of the Company, necessary to file a registration statement on Form S-1 (the “S-1”), pursuant to a registration rights agreement, by and between the Investor and the Company, dated June 25, 2014 (the “Registration Rights Agreement”);

WHEREAS, in return for payment of the Expenses, the Company has agreed to deposit 3,000,000 shares of its common stock (the “Shares”) into an escrow account (the “Escrow Account”); and

WHEREAS, the Escrow Agent has agreed to hold the Shares as Escrow Agent pursuant to the terms of this agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Deposit. The Company shall promptly deliver a certificate covering the Shares, along with an executed stock power, to the Escrow Agent at the following address:

Matthew McMurdo, Esq.

28 West 44th Street

16th Floor

New York, NY 10036

2. Disbursement of the Shares.

2.1 The Escrow Agent shall deliver the Shares to the Company upon the Securities and Exchange Commission (the “SEC”) declaring the S-1 effective.

2.2 Upon (i) a breach of any material term of the Registration Rights Agreement or the investment agreement, by and between the Investor and the Company, dated May __, 2014, or (ii) the SEC rejecting the S-1 or the Company withdrawing the S-1 prior to effectiveness, the Escrow Agent shall deliver the Shares to the Investor.

2.3 Upon disbursement of the Shares, letter(s) of instruction and related documents, pursuant to the terms of Section 2.1 or 2.2, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement.

3. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

3.1 The Escrow Agent shall notify the parties hereto of his receipt of the Shares.

3.2 The Escrow Agent shall not be responsible for the performance by the Company or the Investor of their respective obligations under this Agreement or the Registration Rights Agreement.

3.3 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account which, in his sole determination, are in conflict either with any provision of this Agreement, he shall deposit the Shares with the court for the resolution of such dispute by final judgment of a court of competent jurisdiction or otherwise.

3.4 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

3.5 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amount or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Amount or any part thereof.

4. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Company, the Investor and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Company and the Investor specifying a date when such resignation shall take effect and upon delivery of the Shares to the successor escrow agent designated by the Company and Investor in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company and the Investor fail to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the Shares to the Company. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Shares. Upon its resignation and delivery of the Shares as set forth in this Section 4, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. The resigning Escrow Agent shall be entitled to be reimbursed by the Company and the Investor for any expenses incurred in connection with its resignation, transfer of the Shares to a successor escrow agent or distribution of the Shares pursuant to this Section 4.

5. Representations and Warranties. The Company and the Investor hereby, severally represent and warrant to the Escrow Agent that:

5.1 No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Shares or any part thereof.

5.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Shares or any part thereof.

5.3 All of the information contained in this Agreement is, as of the date hereof, and will be, at the time of any disbursement of the Shares, true and correct.

6. Indemnification and Contribution.

6.1 The Company and the Investor (together, the “Indemnitors”) agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any or all of the Indemnitees.

6.2 If the indemnification provided for in Section 6.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors or any one of them.

6.3 The provisions of this Article 6 shall survive any termination of this Agreement, whether by disbursement of the Escrow Amount, resignation of the Escrow Agent or otherwise.

7. Termination of Agreement. This Agreement shall terminate on the final disposition of the Shares pursuant to Section 2, provided that the rights of the Escrow Agent and the obligations of the other parties hereto shall survive the termination hereof and the resignation or removal of the Escrow Agent.

8. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

9. Notices. All notices required to be given in connection with this Agreement shall be sent by (i) facsimile transmission or email in portable document format (.pdf), (ii) registered or certified mail, return receipt requested, (iii) hand delivery with receipt acknowledged, or (iv) by the Express Mail service offered by the United States Postal Service, and addressed, if to the Buyer or Investor, at their respective address set forth above, and if to the Escrow Agent, at its address set forth above.

10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

11. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith. If any conflict arises between this Agreement and the Option Agreement, the Option Agreement shall control.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

MATTHEW MCMURDO, ESQ.

/s/Matthew McMurdo

 ______________________________

COMPANY

 iHookup Social, Inc.

 /s/Robert Rositano

______________________________

Name:

Title CEO

INVESTOR

 Beaufort Capital Partners LLC

 /s/Robert Marino

______________________________

Name:

Title: Managing Partner